                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          IN STORE MEDIA SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)   Title of each class of securities to which transaction applies:

             __________________________________________________________________

        2)   Aggregate number of securities to which transaction applies:

             __________________________________________________________________

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             __________________________________________________________________

        4)   Proposed maximum aggregate value of transaction:

             __________________________________________________________________

        5)   Total fee paid:

             __________________________________________________________________

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:

             __________________________________________________________________

        2)   Form, Schedule or Registration Statement No.:

             __________________________________________________________________

        3)   Filing Party:

             __________________________________________________________________

        4)   Date Filed:

             __________________________________________________________________

                          IN STORE MEDIA SYSTEMS, INC.

                                 --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 --------------


To the Stockholders of In Store Media Systems, Inc.:

         The Annual Meeting of Stockholders of In Store Media Systems, Inc., a Nevada corporation (the "Company"), will be held at the Holiday Inn at Denver International Airport ("DIA"), 15500 E. 40th Ave., Denver, Colorado 80239, on Wednesday, October 24, 2001, at 10:00 A.M., Mountain Daylight Time, for the following purposes:

                  (1) to elect nine (9) directors to serve until the next Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

                  (2) to approve and ratify the Company's 2000 Omnibus Equity Incentive Plan, as amended (the "Plan"), which authorizes the issuance of up to 6,000,000 shares of the Company's common stock in the form of stock awards or upon the exercise of options that previously were granted or that may be granted under the Plan at various times;

                  (3) to approve and ratify a resolution to issue to the Company's non-employee directors an aggregate of 400,000 shares of the Company's common stock in the form of stock awards under the Plan, at a price of $0.25 per share and such other terms and conditions as described in this Proxy Statement;

                  (4) to ratify the appointment of Causey Demgen & Moore Inc., as the Company's independent auditors; and

                  (5) to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

         Stockholders of record at the close of business on August 28, 2001, are entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment of the Annual Meeting. A complete list of stockholders entitled to vote will be available at the Company's office at 15423 East Batavia Drive, Aurora, Colorado, 80011, for ten days before the Annual Meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                                              By Order of the Board of Directors


                                              /S/ Donald P. Uhl
                                              Donald P. Uhl
                                              President and CEO

September 27, 2001

                          IN STORE MEDIA SYSTEMS, INC.
                            15423 East Batavia Drive
                             Aurora, Colorado 80011
                                 (303) 364-6550
                              --------------------

                                 PROXY STATEMENT

                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS


         This proxy statement ("Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of In Store Media Systems, Inc., a Nevada corporation (the "Company"), of proxies (in the accompanying form) for use at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn at DIA Airport, 15500 E. 40th Ave., Denver, Colorado, on Wednesday, October 24, 2001, at 10:00 A.M., Mountain Daylight Time, and any postponement or adjournment thereof (the "Annual Meeting"). This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about September 27, 2001.

                                  VOTING RIGHTS

         RECORD DATE; OUTSTANDING SHARES. Common and Preferred Stockholders of record of the Company at the close of business on August 28, 2001 (the "Record Date"), are entitled to receive notice of and to vote at the Annual Meeting. At the Record Date, 70,625,884 shares of the Company's common stock were outstanding, and 2 shares of the Company's preferred stock were outstanding. Each share of the Company's common stock, par value $0.001 per share (the "Common Stock"), is entitled to one vote, and each share of the Company's preferred stock is entitled to 661,926 votes. Accordingly, the aggregate number of votes entitled to be cast at the meeting is 71,949,736.

         QUORUM; VOTE REQUIRED. No action may be taken at the Annual Meeting unless a quorum is present. The presence in person or by proxy of the holders of a majority of the Company's shares entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting.

         Directors are elected by a plurality vote. The nine nominees for director who receive the most votes cast in their favor will be elected to serve as directors of the Company. Votes withheld with respect to director nominees have no legal effect. Each of the other proposals submitted for stockholder approval at the Annual Meeting will require the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal. We will treat abstentions with respect to any such other proposal as shares present or represented and entitled to vote on that proposal and, therefore, abstentions will have the same effect as votes against the proposal on such matters. If a broker that is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if the shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for the purposes of quorum but will not be deemed to be present or represented for the purposes of determining whether stockholder approval of that proposal has been obtained.

                                     PROXIES

         SOLICITATION OF PROXIES; EXPENSES. The Company will bear the costs of printing and mailing proxy materials, and soliciting proxies from its stockholders in the enclosed form. The directors, officers and employees of the Company may solicit proxies by mail, telephone, letter, facsimile, electronically or in person. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company will reimburse such record holders for their reasonable expenses.

         VOTING OF PROXIES; REVOCATION OF PROXIES. Shares represented by proxies received in response to this solicitation and not revoked properly will be voted at the Annual Meeting in accordance with the instructions in such proxies. A stockholder who gives a proxy may revoke it later at any time before it is exercised by filing with the Secretary of the Company a written revocation or a properly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted "FOR" the election of the nine nominees for director listed in this Proxy Statement and "FOR" approval of the proposals referred to in Items 2, 3 and 4 in the Notice of Annual Meeting and described in this Proxy Statement.

                                    IMPORTANT

         PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as to the beneficial ownership of each class of capital stock of the Company at August 28, 2001, by:
(i) each person known to the Company to beneficially own more than five percent (5%) of the capital stock of the Company; (ii) each of the Company's directors (including the director nominees identified below); (iii) each of the Company's executive officers named under "Executive Compensation -- Summary Compensation Table"; and (iv) all executive officers and directors as a group.

COMMON STOCK
                                                                                       APPROXIMATE
                                                            NUMBER OF SHARES           PERCENTAGE
                        NAME (1)                           BENEFICIALLY OWNED (2)         OWNED
Ronald F. Anderegg...................................          4,491,921                    6.4%
1600 South Beacon Boulevard
Grand Haven, MI  49417

Melissa Schulze......................................          3,700,000(3)                 5.2%
5254 S. Youngfield Ct.
Littleton, CO  80127

Donald P. Uhl........................................          4,280,000(4)                 6.1%
15423 East Batavia Drive
Aurora, Colorado  80011

Frank Pirri..........................................            550,000(5)                    *
15423 East Batavia Drive
Aurora, Colorado  80011

Raymond Solomon......................................            352,500                       *
15423 East Batavia Drive
Aurora, Colorado  80011

Michael T. Mozer.....................................          1,250,000                    1.8%
15423 East Batavia Drive
Aurora, Colorado  80011

George E. Sattler....................................            150,000(6)                    *
15423 East Batavia Drive
Aurora, Colorado  80011

Robert L. Cohen......................................            349,375(7)                    *
15423 East Batavia Drive
Aurora, Colorado  80011

Thomas F. Carroll....................................            200,000(8)                    *
15423 East Batavia Drive
Aurora, Colorado  80011

Derrick Bushman......................................            838,542(9)                 1.2%
419 Highway Y
Hatley, WI  54440

All Named Executive Officers and Directors as a group         12,462,338(4)(5)(6)(7)(8)(9) 17.5%
(9 individuals)
----------------

*        Less than one percent (1%)

(1) Unless otherwise noted, the Company believes that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares owned by them.

(2) Beneficial ownership is determined in accordance with the applicable rules under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Percentage ownership is based on 70,625,884 shares of Common Stock outstanding at August 28, 2001.

(3) Includes shares issued to Ms. Schulze in connection with the Company's acquisition of the E. Schulze Corporation , a Colorado corporation formed by the Company's former President and CEO, Mr. Everett E. Schulze, Jr., and his wife, Melissa Schulze, before the death of Mr. Schulze in December 2000. Ms. Schulze received shares of Common Stock in exchange for her shares of the E. Schulze Corporation. Before the acquisition, the E. Schulze Corporation held 20,144,196 shares of the Company's Common Stock.

(4) Includes 2,580,000 shares held in the name of the PLDLC Family Limited Partnership, a Colorado limited partnership, 1,000,000 shares issued to Mr. Uhl in connection with the acquisition of the E. Schulze Corporation and 700,000 shares issuable upon the exercise of options granted to Mr. Uhl in January 2001, which options are exercisable immediately at an exercise price of $0.30 per share. Mr. Uhl is General Partner and exercises voting control with respect to the stock in the PLDLC Family Limited Partnership. Mr. Uhl disclaims beneficial ownership of the PLDLC shares other than through his derivative ownership interest in the PLDLC partnership.

(5) [Includes 25,000 shares issued subsequent to the record date from the exercise of certain warrants at $0.05 per share.. All other warrants held by Mr. Pirri expired on August 31, 2001. SEE "Certain Relationships and Related Transactions - Loans To and From Officers."

(6) Includes shares issuable upon the exercise of options granted to Mr. Sattler under a certain consulting agreement dated June 1, 2000, which options are exercisable at a per share exercise price of $0.25. SEE "Certain Relationships and Related Transactions - Other Matters."

(7) Includes 114,375 shares issuable upon the exercise of options granted to Mr. Cohen under his employment arrangement, which options are exercisable at an exercise price of $0.25 per share. Also includes 150,000 shares issuable upon the exercise of options granted to Mr. Cohen, which are exercisable at an exercise price equal to the lesser of $1.00 or 85% of the average price of the Common Stock for the 15 days preceding the exercise date. Mr. Cohen's employment agreement previously was filed with the Securities and Exchange Commission on
         Exhibit 10.6 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000. Also includes 85,000 shares issuable upon the exercise of certain additional options granted to Mr. Cohen on November 12, 2000, which options are exercisable at an exercise price of $0.25 per share. SEE "Executive Compensation - Individual Option Grants."

(8) Includes 75,000 shares issuable upon the exercise of options granted to Mr. Carroll under his employment arrangement, which are exercisable at an exercise price of $0.25 per share. Mr. Carroll's employment agreement previously was filed with the Securities and Exchange Commission as Exhibit 10.7 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000. Also includes 125,000 shares issuable upon the exercise of certain options granted to Mr. Carroll on November 12, 2000, which options are exercisable at an exercise price of $0.25 per share. SEE "Executive Compensation - Individual Option Grants."

(9) Includes 528,387 shares issued to Mr. Derrick Bushman in connection with a private financing transaction completed in January 2001, of which 175,184 shares currently are held in escrow and will be released to Mr. Bushman following the Company's receipt of additional funds, which is conditioned on the satisfaction of certain terms and conditions under the financing agreement.


SERIES A PREFERRED STOCK*
                                                                                           APPROXIMATE
                                                                NUMBER OF SHARES           PERCENTAGE
                        NAME (1)                             BENEFICIALLY OWNED (2)           OWNED
CHKM L.L.C. .........................................                1                       50.0%
c/o Tom Holton
Porter Wright Morris & Arthur LLP
1 S. Main St., Suite 1600
Dayton, OH  45402

Dale L. Davis........................................                1                       50.0%
499 Shady Place
Diamond Bar, CA  92765
----------------

* The Company's Articles of Incorporation authorize the issuance of up to 50,000,000 preferred stock, of which 14 shares were designated Series A Cumulative Convertible Redeemable Preferred Stock (the "Series A Preferred Stock"). At the date of this Proxy Statement, two shares of Series A Preferred Stock remain outstanding. Each share of Series A Preferred Stock has a liquidation preference of $250,000. Each share of the Series A Preferred Stock is convertible into 661,926 shares of Common Stock (i.e., an aggregate of 1,323,852 shares of Common Stock).

(1) Unless otherwise noted, the Company believes that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares owned by them.

(2) Beneficial ownership is determined in accordance with the applicable rules under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Preferred Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Percentage ownership is based on two shares of Preferred Stock outstanding at August 28, 2001.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table summarizes all compensation paid to those persons who were at the end of the last completed fiscal year the Company's Chief Executive Officer and other most highly compensated executive officers for services rendered in all capacities to the Company for the fiscal year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                  ANNUAL COMPENSATION                     AWARDS                    PAYOUTS
                        ----------------------------------------          ------                    -------
                                                               RESTRICTED
         NAME                                                     STOCK        STOCK
     AND PRINCIPAL      FISCAL              BONUS                AWARD(S)     OPTIONS/
       POSITION          YEAR   SALARY ($)   ($)     OTHER ($)     (#)        SARS (#)        ($)          ALL
----------------------- ------ -----------  ----- ------------ ----------- -------------- ----------- -------------
Everett E. Schults, Jr. 2000   $100,000(4)   -0-        -0-         -0-           -0-          -0-          -0-
Former Director         1999   $120,000      -0-        -0-         -0-           -0-          -0-          -0-
(1)(2)(3)               1998   $120,000      -0-        -0-         -0-      1,000,000 (6)     -0-          -0-

Donald P. Uhl           2000   $ 80,000      -0-        -0-         -0-           -0-          -0-          -0-
President, Chief        1999   $ 80,000      -0-        -0-         -0-           -0-          -0-          -0-
Executive Officer and   1998   $ 80,000      -0-        -0-         -0-           -0-          -0-          -0-
Chairman (1)(5)

Robert L. Cohen         2000   $ 56,800      -0-        -0-         -0-       349,375 (7)      -0-          -0-
Vice President and      1999        -0-      -0-        -0-         -0-           -0-          -0-          -0-
Chief Financial         1998        -0-      -0-        -0-         -0-           -0-          -0-          -0-
Officer (1)(8)

Thomas F. Carroll       2000   $ 62,500      -0-        -0-         -0-      350,000 (10)      -0-          -0-
Vice President Sales &  1999   $    -0-      -0-        -0-         -0-           -0-          -0-          -0-
Marketing (1)(9)        1998   $    -0-      -0-        -0-         -0-           -0-          -0-          -0-
----------------

(1) All other compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus of the named executive for such year.
(2) Mr. Schulze served as the Company's Chief Executive Officer and Chairman of the Board at the end of the 1999 fiscal year. Due to Mr. Schulze's failing health, Mr. Uhl replaced Mr. Schulze as the Company's Chief Executive Officer and Chairman in March 2000. Mr. Schulze remained a director of the Company until December 2000.
(3) Mr. Schulze passed away in December 2000. The resulting vacancy on the Board was filled by Mr. Derrick Bushman in February 2001.
(4) Annual compensation for Mr. Schulze includes $27,000 of wages that were paid in 2001.
(5) Annual compensation for Mr. Uhl includes $16,665 of wages that were paid in 2001.
(6) Includes shares that were to be issued upon exercise of options previously granted to Mr. Schulze. All such options were cancelled in 2001.
(7) Includes 264,375 shares issuable upon the exercise of options granted to Mr. Cohen under his employment arrangement. Also includes 85,000 shares issuable upon the exercise of options granted to Mr. Cohen on November 12, 2000. SEE "Individual Option Grants."
(8)      Based on an annual salary of $120,000.
(9)      Based on an annual salary of $150,000.
(10) Includes 225,000 shares issuable upon the exercise of options granted to Mr. Carroll under his employment arrangement. Also includes 125,000 shares issuable upon the exercise of options granted to Mr. Carroll on November 12, 2000. SEE "Individual Option Grants."

DIRECTOR COMPENSATION

         Directors of the Company who are also employees do not receive cash compensation for their services as directors or members of committees of the Board of Directors, but are reimbursed for a portion of their reasonable expenses incurred in connection with attending meetings of the Board of Directors or management committees. SEE "Certain Relationships and Related Transactions" for a description of certain transactions between the Company and certain of the directors and director nominees.

         In January 2001 the Company's board of directors approved the sale of 25,000 shares of the Company's restricted common stock to each outside director for each year of service provided to the Company at a price of $.25 per share. The cost of these shares will be paid by a note from each director for their respective shares and be collateralized by the corresponding stock. This resolution is subject to final approval by the Company's shareholders that will be voted upon at the 2001 Annual Shareholders' Meeting. SEE "Certain Relationships and Related Transactions."

EMPLOYMENT AGREEMENTS

         The Company is not a party to any employment agreement that currently is operative. In July 2000, the Company entered into employment agreements with each of Messrs. Robert Cohen and Thomas Carroll, under which Messrs. Cohen and Carroll were entitled to receive and received cash salaries and other forms of compensation and benefits. Each of these employment agreements expired in July 2001 and was not renewed. The employment agreements were attached as exhibits to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000. All references in this Proxy Statement to employment agreements with Messrs. Cohen and Carroll are references to the above-described employment agreements, which expired earlier this year. The Company is negotiating new employment agreements with Messrs. Uhl, Cohen and Carroll at this time. The terms and conditions of those employment agreements will be determined by the Company's Board of Directors. The Company has not entered into employment agreements with any of its other named officers (or any other employee).

INDIVIDUAL OPTION GRANTS

         The following tables set forth certain information at December 31, 2000, and for the fiscal year then ended with respect to stock options granted to and exercised by the individuals named in the Summary Compensation Table above.

                                            OPTION GRANTS IN FISCAL YEAR 2000
                                                                                          Potential Realizable Value at
                                                                                          Assumed Annual Rates of Stock
                                                                                          Price Appreciation for Option
                                            Individual Grants                                        Term(5)
                     ---------------------------------------------------------------      ------------------------------
                                      % of
                                      Total
                                     Options
                     Number of     Granted to
                     Securities     Employees
                     Underlying        in        Exercise      Market
                      Options        Fiscal        Price        Price      Expiration
Name                 Granted(#)      Year(1)     ($/Sh)(2)    ($/Sh)(3)      Date(4)      0%($)     5%($)       10%($)
----                 ----------      -------     ---------    ---------      -------      -----     -----       ------
Thomas F. Carroll       75,000         10.4%        $0.25      $0.875       07/31/02     $46,875    $53,602    $60,656
                       150,000         20.7%            - (6)  $0.875            -  (7)  $19,688(8) $33,141(8) $47,250(8)
                       125,000         17.3%        $0.25      $0.4375      11/12/02     $23,438    $29,043    $34,922
                                                               $0.875

Robert L. Cohen        105,000         14.5%        $0.25      $0.875       07/10/02     $65,625    $75,042    $84,919
                         9,375          1.3%        $0.25      $0.875       07/10/02     $ 5,859    $ 6,700    $ 7,582
                       150,000         20.7%            - (6)  $0.4375           -  (9)  $19,688(8) $33,141(8) $47,250(8)
                        85,000         11.7%        $0.25      $0.4375      11/12/02     $15,938    $19,749    $23,747

Other Employees         25,000          3.5%        $0.25      $0.4375      11/12/02     $ 4,688    $ 5,809    $ 6,984

------------

(1) Based on options granted to certain directors, executive officers and employees to purchase 724,375 shares of Common Stock, but not including options granted to certain consultants to purchase 975,000 additional shares of Common Stock, including (without limitation) options granted to Mr. Sattler under the consulting agreement between the Company and G.E.S. Associates. SEE "Certain Relationships and Related Transactions."

(2) The exercise price per share on certain options is equal to the lesser of (a) $1.00 per share or (b) 85% of the average closing price over the 15 calendar days before exercise.

(3) Based on the closing price of the Common Stock on the corresponding date of grant.

(4) All options have a term of two years from the date on which they were granted, subject to earlier termination in certain events related to termination of employment.

(5) The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.

(6) The exercise price per share is equal to the lesser of $1.00 or 85% of the average closing price for the 15 days preceding the exercise date.

(7) Expire two years from the date on which such options become exercisable. All such options will vest and become exercisable upon the satisfaction of certain performance benchmarks.

(8) Estimated value based on an exercise price equal to 85% of the market price of the stock on the date of grant. The value will depend on the exercise price described in the preceding footnote.

(9) Expire two years from the date on which such options became exercisable. Options with respect to 12,500 shares became exercisable each month during the term of Mr. Cohen's employment agreement. All such options will expire no later than July 10, 2003.


                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                         AND 2000 YEAR END OPTION VALUES

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                                         OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                                                    DECEMBER 31, 2000(#)    DECEMBER 31, 2000($)(2)
                                                                    --------------------    -----------------------
                              SHARES ACQUIRED         VALUE             EXERCISABLE/              EXERCISABLE/
NAME                          ON EXERCISE (#)    REALIZED ($)(1)        UNEXERCISABLE            UNEXERCISABLE
----                          ---------------    ---------------        -------------            -------------

Thomas F. Carroll                   --                   --           200,000 / 150,000         $70,000 / 13,500

Robert L. Cohen                     --                   --           261,875 / 87,500          $75,406 / 7,875

------------


(1) Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.

(2) Calculated on the basis of the fair market value of the underlying securities at December 31, 2000 (approximately $0.60 per share) minus the exercise price.

                                PERFORMANCE GRAPH

         The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with that of the Russell 2000 Index and a peer group index consisting of those public companies traded on an exchange and listed under the Standard Industry Classification Code 731 for advertising, assuming an investment of $100 in each on December 31, 1997. The Company's Common Stock commenced trading on Nasdaq's Electronic (OTC) Bulletin Board in October 1998. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.


                            [Performance Graph here]



                            12/31/97   06/30/98  12/31/98  06/30/99   12/31/99   06/30/00    12/29/00     06/29/01
                            --------   --------  --------  --------   --------   --------    --------     --------
In Store Media Systems       $100.00   $ 44.23   $ 53.85   $ 73.08     $ 53.85   $ 25.00     $ 18.27      $ 26.15

SIC Code - Advertising       $100.00   $129.27   $144.79   $182.93     $277.20   $233.36     $210.32      $190.39
Agencies

Russell 2000 Index           $100.00   $104.93   $ 97.20   $105.50     $116.24   $119.05     $111.22      $103.62


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ACQUISITION OF THE E. SCHULZE CORPORATION

         In May 2001, the Company acquired the entire outstanding capital stock of the E. Schulze Corporation, a Colorado corporation (the "Schulze Corp."), in exchange for an aggregate of $1,719,000 in cash (the "Cash Amount") and 17,852,196 shares of Common Stock. Under the terms of an Agreement and Plan of Merger dated March 30, 2001, between the Company, the Schulze Corp. and the stockholders of the Schulze Corp., a newly-formed subsidiary of the Company merged with and into the Schulze Corp. in a tax-free reorganization under the Internal Revenue Code. As a result, at the effective time of the merger, the Schulze Corp. became a wholly-owned subsidiary of the Company.

         Each stockholder of the Schulze Corp. received cash consideration and/or shares of Common Stock in exchange for their respective shares of the capital stock of the Schulze Corp., based on a price per share of $0.60. The parties negotiated the purchase price in an arms length transaction. The shares of Common Stock that were issued to the stockholders of the Schulze Corp. in the merger are subject to certain restrictions and conditions on transfer, as specified in the Agreement and Plan of Merger. The Company generated the cash necessary to pay the Cash Amount through the sale to certain investors of 2,292,000 new shares (the "New Shares") at a price per share of $0.75. The purchasers of the New Shares included Mr. Derrick Bushman, a director of the Company and certain affiliates of Mr. Bushman.

         Before the acquisition, the Schulze Corp. was the largest holder of Common Stock. The assets of the Schulze Corp. consisted of 20,144,196 shares of Common Stock and rights to a certain patented technology commonly known as the "Canpactor."

         The stockholders of the Schulze Corp. included the children and other relatives (the "Stockholder Relatives") of the Company's former President and CEO, Mr. Everett E. Schulze, who passed away in December 2000. Mr. Donald P. Uhl, the Company's Chief Executive Officer and Chairman, and Mr. Mike Mozer, a director of the Company, also were stockholders of the Schulze Corp. and each received 1,000,000 shares of the Company's Common Stock as consideration for their respective shares of the Schulze Corp., which were exchanged in the merger. Messrs. Uhl and Mozer received their respective shares of the Schulze Corp. as gifts from Mr. Everett Schulze before Mr. Schulze's death.

AMERICAN INTERNATIONAL INVESTMENTS' CUMULATIVE CONVERTIBLE DEBENTURE

         In March of 1998, American International Investments, Inc. ("AII") transferred 929,552 of its shares of the common stock of the Company's predecessor to satisfy past due lease payment obligations of approximately $247,880 that the Company's predecessor owed to Northstar Financial ("Northstar"). The children of Mr. Everett E. Schulze, Jr., the Company's former Chairman and CEO, owned all of the outstanding shares of capital stock of AII. As consideration for AII's payment of such lease obligations, the Company issued to AII a 16% cumulative convertible debenture in the principal amount of $247,880. In December 2000, the Company settled its obligation under the debenture in the amount of $380,050 (principle and interest) by paying $126,000 in cash and applying a related deposit of $27,880. The entire outstanding capital stock of AII was owned by the children of Mr. Everett E. Schulze, Jr., the Company's deceased CEO and Chairman. In November 2000, the Schulze Corp. acquired AII through a merger of AII with and into the Schulze Corp., whereby the former stockholders of AII became stockholders of the Schulze Corp. As described above, in May 2001, the Company acquired the Schulze Corp. through a reorganization, whereby the E. Schulze Corporation became a wholly-owned subsidiary of the Company.

LOANS TO AND FROM OFFICERS

         In January 1994, the Company made a loan to Mr. Schulze in the principal amount of $195,000. On May 7, 1999, the Company acquired all right, title and interest in the United States Patent application file number 2937-9 titled "Merchandising Using Consumer Information From Surveys" from Everett E. Schulze, Jr., the inventor, in satisfaction of all principal and interest in the amount of $244,311 payable under the loan to the Company from Everett E. Schulze, Jr. The patent was issued on March 8, 2001.

         During 1997 and 1998, the Company borrowed an aggregate of $188,500 from AII. Such loans were evidenced by promissory notes bearing interest at an annual rate of 10% and payable upon demand by the holder, provided that the notes would bear interest at an annual rate of 18% if the notes were not paid when due. Management believes that such funds were borrowed on terms no less favorable than would otherwise have been available to the Company through unrelated third-party sources. In February 2001, the Company paid the remaining principal and interest payable under the promissory notes in the amount of $130,180 (including approximately $91,000 of remaining principal under the notes).

         In September 2000, the Company borrowed $30,000 from Mr. Donald Uhl, President and Chief Executive Officer of the Company. This loan was evidenced by a promissory note bearing interest at an annual rate of 9.5%. In February 2001, the Company paid all principal and interest payable under the promissory note in the amount of $31,281.

         In November 2000, the Company borrowed $180,000 from the PLDLC Family Limited Partnership. Mr. Uhl , the Company's President, CEO and Chairman, is the general partner of the PLDLC partnership, which also is a shareholder of the Company. SEE "Security Ownership or Certain Beneficial Owners and Management." This loan was evidenced by a promissory note bearing interest at an annual rate of 9.5%. In February 2001, the Company paid all remaining principal and interest due under the promissory note in the amount of $133,631.

         In November 2000, the Company borrowed $160,000 from the Bushman Group, LLC. This loan was evidenced by a promissory note bearing interest at an annual rate of 9.5%. Mr. Derrick Bushman, who became a Director of the Company in March 2001, is a principal of the Bushman Group. Management believes that the terms of the transaction were no less favorable than would otherwise have been available to the Company through unrelated third-party sources. In February 2001, the Company repaid all principal and interest due under the promissory note in the amount of $163,623.

         In December 2000, the Company borrowed $160,000 from Mr. Mitchell Bushman. Mr. Mitchell Bushman is the brother of Mr. Derrick Bushman, a director of the Company. This loan was evidenced by a promissory note bearing interest at an annual rate of 9.5%. Management believes that the terms of the transaction were no less favorable than otherwise would have been available to the Company through unrelated third-party sources. In February 2001, the Company repaid all principal and interest due under the promissory note in the amount of $162,332.

         In May 2001, the Company borrowed $125,493 from Mr. Derrick Bushman, a director of the Company. This loan was evidenced by a promissory note bearing interest at an annual rate of 8.0%. Under the terms of the promissory note, the entire principal and interest payable under the promissory note was convertible into a total of 310,155 shares of the Company's common stock. In June 2001, Mr. Bushman elected to exercise his conversion rights under the note and converted the entire principal and interest accrued on the note into 310,155 shares of the Company's common stock.

         Previously, Mr. Frank Pirri was issued class "A", "B" and "C" warrants to purchase 25,000 shares of the Company's Common Stock with respect to each class of warrants (for a total of 75,000 shares of Common Stock). The class "A", "B" and "C" warrants were exercisable at a per share exercise price of $0.05, $0.50 and $1.00. The Company extended the expiration date of the warrants through August 31, 2001. Before their expiration, Mr. Pirri exercised 33,333 warrants to purchase 25,000 shares of the Company's Common Stock. In connection with the exercise of such warrants, Mr. Pirri paid the Company $1,667 .

CERTAIN BUSINESS RELATIONSHIPS

         Pursuant to a promissory note dated March 7, 1997, the Company loaned $50,000 to Mr. Joel Monsky, a Director of the Company, and two relatives of Mr. Monsky, all of who are shareholders of The Partnership For Shared Marketing, Inc ("Partnership"). On January 27, 1999, the Company entered into an Asset Purchase Agreement with Partnership, under which the Company agreed to purchase certain of the assets of Partnership in exchange for $500,000 and 1,500,000 shares of the Company's common stock. In December 2000, the asset purchase agreement was terminated and the Company forgave the principal and all related accrued interest payable under the note in the amount of $69,608, in lieu of liquidated damages payable under the agreement and as consideration for certain services rendered by the partnership on behalf of the Company.

OTHER MATTERS

         In January 2001, the Company granted to Mr. Donald P. Uhl, Chief Executive Officer, options to purchase 700,000 shares of Common Stock at an exercise price of $.30 per share. The options are immediately exercisable and will expire in January 2006.

         In January 2001, the Company's Board of Directors approved for the Company to issue to each of the Company's non-employee directors 25,000 shares of Common Stock in the form of restricted stock awards for each year of service provided to the Company by such director. The Board approved the issuance of 400,000 total shares of the Company's common stock in the form of restricted stock awards at an exercise price of $0.25 per share, subject to the subsequent approval of the Company's shareholders. If approved, all such restricted stock awards will be granted under the 2000 Omnibus Equity Incentive Plan and will expire two years after the date on which they will have been granted. SEE "Proposal 3 - Grant of Restricted Stock Awards to Outside Directors."

         In June 2000, the Company entered into an agreement with George E. Sattler/G.E.S. Associates, which provided for various marketing services to assist the Company in obtaining and developing working relationships with various retail customers. Mr. Sattler, a Director of the Company, receives $2,400 per month for these services provided to the Company. As further consideration for services rendered to the Company under the consulting agreement, the Company granted to Mr. Sattler options to purchase 575,000 shares of the Company's common stock. Options to purchase 100,000 shares are fully vested and immediately exercisable at an exercise price of $0.25 per share. The remaining options to purchase a total of 475,000 shares vest in various amounts on the achievement of certain performance benchmarks, as set forth in the consulting agreement. This second set of options will be exercisable at an exercise price per share equal to the lesser of $1.00 or 85% of the average closing price of the Common Stock over the 15 days preceding the date of exercise. This second set of options are exercisable for a term of two years (in each case) commencing on the date on which they first become exercisable. The agreement provides for an initial term of one year commencing on June 1, 2000. At the end of the initial term and at the end of each year thereafter, the term of the agreement will renewed unless earlier terminated by either party, as specified in the agreement. The agreement may be terminated by the Company for cause (as described in the agreement) and on various other grounds, including (without limitation) the death or disability of Mr. Sattler.

         To facilitate the initial introduction of its systems, the Company has entered into a financing agreement with In Store Capital LLC, a company formed specifically to provide equipment and receivables financing for In Store Media Systems, Inc. Messrs. Mozer and Bushman, two of the Company's directors, and Mr. Frederick Morris (a principal of the firm of Morris & Mozer Financial, Inc.), are principals and executive officers of the In Store Capital LLC. Under the agreement, In Store Capital agreed to secure equipment and receivable financing for the Company after the successful introduction of the Company's products. In Store Capital agreed to provide the initial capital required to commercially test the Coupon Bank System(TM), the InStaClearing(TM) and Coupon Exchange Center(TM) systems in several commercial applications. After the anticipated successful commercial demonstration of the Company's products, the agreement provides that In Store Capital will act as an intermediary lending arm of the Company through which other major lenders or investment banking firms can provide the financing for the rollout of the Company's systems. In Store Capital has committed to provide financing for the Coupon Bank System(TM), subject to certain terms and conditions, but is not obligated to finance other systems on a binding time table. In the past, the Company has experienced substantial product installation delays resulting primarily from inadequate financial resources. The ability to execute its product introduction plan will depend upon the resources provided by and through In Store Capital, LLC.

         The investment group that provided additional development capital to the Company and that formed In Store Capital LLC, was introduced to the Company by Morris and Mozer Financial, Inc., Michael T. Mozer, a director of the Company, is a principal of Morris and Mozer Financial. In addition to the arrangement with In Store Capital, Morris and Mozer Financial, Inc., secured a conditional agreement with Coast Business Credit on behalf of the Company, which if finalized, will provide the Company with funding through In Store Capital LLC. As compensation for its services, Morris and Mozer Financial, Inc. will receive warrants to purchase 3,150,000 shares of the Company's common stock that can be exercised anytime in the third, fourth or fifth year after the date on which they were issued. The warrants will vest and become exercisable only after the completion of a financing agreement acceptable to the Company. The warrants will be exercisable at $2.00 per share and the Company will be entitled to call the warrants anytime after two and one-half years at $4.00 per share. In addition, the Company's agreement with Morris & Mozer Financial further provides that Morris and Mozer Financial will receive a one-time fee equal to 1% of the amount of each "draw" made by the Company against either the equipment financing or the receivables revolver.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Nine (9) directors will be elected at the Annual Meeting. All of the nominees except for Mr. John Watkins presently are directors of the Company. If elected, Mr. Watkins will replace Mr. Joel Monsky on the Company's Board of Directors.

         The election of directors will be determined by the nine (9) nominees receiving the greatest number of votes from shares eligible to vote. Unless a stockholder signing a proxy withholds authority to vote for one or more of the Board's nominees in the manner described in the proxy, each proxy received will be voted in favor of the Board's nominees. Although it is not contemplated that any nominee will decline or be unable to serve as a director, if any director declines or is unable to serve as a director, the proxies will be voted by the proxy holders as directed by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NINE NOMINEES AS DIRECTORS OF THE COMPANY.

         The following table lists the nominees for the Board of Directors and their ages. Biographical information regarding each nominee is provided below. The director nominees and their ages at the date of this proxy statement are as follows:

NAME                                  AGE              POSITION
----                                  ---              --------
Donald P. Uhl                         67               President, CEO and Chairman of the Board
Thomas F. Carroll                     56               Vice President of Sales & Marketing, Director
Ron Anderegg                          49               Director
Frank J. Pirri                        61               Director
Ray Solomon                           48               Director
Mike Mozer                            52               Director
George Sattler                        65               Director
Derrick Bushman                       36               Director
John Watkins                          49               Director Nominee


         The following is biographical information regarding the Company's directors and nominees:

         DONALD P. UHL, 67, President, Chief Executive Officer and Chairman, is a co-founder of the Company. Since the inception of the Company's predecessor in December 1992 until March 2000, Mr. Uhl served as the Executive Vice President and a Director of the Company or its predecessor. Mr. Uhl was elected President and Chairman by the Board of Directors on March 8, 2000. Before joining the Company, Mr. Uhl served as an Officer, Director or Consultant to companies in the electronic testing equipment, computer disc and coupon businesses. From February 1992 to October 1992, Mr. Uhl served as Executive Vice President of Es-Tech Corporation, where he was responsible for facilitating the marketing and production of the aluminum can recycling CanPactor((TM)). Before working on the CanPactor project, Mr. Uhl served as Vice President of Corporate Development for Premier Technologies Inc., a startup company engaged in the production of electronic cable-test equipment. From 1988 to 1990, Mr. Uhl was the President of Capital Funding Advisors Inc., a consulting firm specializing in developing financing proposals for small emerging companies. Before that time, Mr. Uhl was founder, Chairman and President of Western Energy Development Company Inc., a publicly held company involved in oil and gas production. Mr. Uhl also served on the Governors Front Range policy committee from 1980 to 1981, was the Mayor of Monument, Colorado from 1978 to 1982, and was the Chairman of the Pike's Peak Area Council of Governments from 1980 to 1982.

         THOMAS F. CARROLL, 56, Director, Vice President Sales and Marketing, joined the Company as Vice President in August of 2000 and became a Director on February 23, 2001. Mr. Carroll has 32 years experience in the retail food industry, working with both packaged goods manufacturers and food retailers nationally. Before joining the Company, Mr. Carroll was the founder and president of I.D.Y. Ltd., which was a company organized by Mr. Carroll in 1996 to create marketing programs for supermarket retailers nationally. Before his involvement with I.D.Y., from 1988 to 1996, Mr. Carroll was Vice President of Marketing and Technology for Five Star Brokerage Company, a food brokerage company in Colorado. Mr. Carroll previously was a sales representative for Oscar Mayer and Company and a sales representative for Gillette. He also served as Director of National Accounts for Ragu.

         RONALD F. ANDEREGG, 49, Director, was elected to fill a vacancy on the Company's Board of Directors on April 25, 2000. Mr. Anderegg currently is the President and CEO of Parcus Networks, Inc., a provider of telecommunications services. Before his involvement with Parcus Networks, Inc., from 1995 to 2000, Mr. Anderegg was the President/CEO of SouthNet Telecom Services, Inc. (STSI.net). Mr. Anderegg is also a Director of UltraBrowser.com. In addition, Mr. Anderegg served as Division Vice President for TruGreen ChemLawn from 1979 to 1998.

         FRANK PIRRI, 61, Director, has been a director of the Company since 1995. He has over 37 years of experience in the management of consumer and business-to-business motivational programs. Since December 1998, he has served as a Senior Vice President, Offline Commerce for MyPoints.com, Inc. From May 1997 to November 1998, Mr. Pirri served as Executive Vice President of Motivation.Net, an Internet Loyalty Marketing company. From January 1994 to May 1997, Mr. Pirri served as the President and Chief Executive Officer of Life Facts, Inc., a medical information products company. From January 1993 to January 1994, Mr. Pirri served as the Vice Chairman of S&H Citadel, Inc., an incentive marketing services company, following its merger with S&H Motivation and Citadel Motivation. From 1987 to January 1993, Mr. Pirri served as President and Chief Executive Officer of S&H Motivation. Before joining S&H Motivation, Mr. Pirri held numerous positions over a 24-year period at The Sperry & Hutchinson Company (S&H Green Stamps).

         RAYMOND SOLOMON, 48, Director since October 2000, is a licensed attorney, Mr. Solomon has been engaged in solo practice specializing in the areas of medical malpractice and children's lead poisoning cases since 1978. Mr. Solomon is also a shareholder of the Company.

         MICHAEL T. MOZER, 52, Director, has been a director of the Company since March 2000. In December 1999, he co-founded Morris & Mozer Financial, Inc. ("MMF"), where he currently serves as President. Since February 2001, Mr. Mozer also has served as an officer and director of In Store Capital, LLC. SEE "Certain Relationships and Related Transactions." From 1996 to 1999, he served as a Senior Vice President of Dougherty Summit Securities, Inc. From 1983 to 1996, Mr. Mozer was engaged in the private practice of law. From 1979 to 1983 he served as General Counsel for Norwest Mortgage, Inc.

         GEORGE E. SATTLER, 65, Director, was elected to the Board of Directors in October 2000. Mr. Sattler has 47 years experience in the retail food industry with supermarkets and with major packaged goods manufacturers. From 1996 to 2000, Mr. Sattler was the president of G.E.S. Associates, which provides consulting services to food brokers and retailers across the United States. In 1974, he co-founded the Mancini Groesbeck Brokerage Company, the first regional food brokerage in the west. In 1987, Mr. Sattler bought out his partner and merged with another local food broker to form Five Star Brokerage of Colorado. Five Star operated in northern California, Oregon, Washington, Montana, Idaho, Utah, and Colorado. In 1995, Five Star was acquired by Marketing Specialists, a national sales and marketing company. Mr. Sattler remained chairman of the Colorado operation, which served such clients as: Nabisco, H.J. Heinz, Borden Foods, Ragu Corp., Jergens, Kelloggs, Mars, Dial, Quaker Oats Company, and many others. Since leaving Marketing Specialists, George Sattler has devoted full time to operating his master broker/consulting business, G.E.S. Associates, bringing manufacturers together with brokers throughout the U.S.

         DERRICK BUSHMAN, 36, Director, has been a Director of the Company since February 2001. Mr. Bushman has over 10 years of experience in the financial services industry. He currently is the President and a director of Canton State Bank and holds management/ownership positions in several financial firms throughout the upper Midwest. Since late 2000, he also has served as an officer and director of In Store Capital, LLC. Mr. Bushman was a founding partner and the Chief Financial Officer of Dealers Credit, which was organized in 1992 and later sold to BB&T in 1999. Mr. Bushman also is involved in several family-owned businesses in the produce and manufacturing industries. Additionally, he has served as (and currently is) a director of the following companies since the dates indicated: Check & Cash USA, LLC (2000); Harmony State Bank (1987); First Southeast Banc Group (1987); Advantage Leasing (1998); WCB Bancshares (1999); S&D Holdings (2000); Bushman's Inc. (1999); and First Southeastern Financial Services (2000). He graduated from the University of Notre Dame in 1987 with a degree in Business Administration.

         JOHN WATKINS, 49, Director nominee, is the only nominee who currently does not serve on the Company's Board of Directors. Mr. Watkins has more than 17 years of experience in the food industry. He currently serves as the Executive Vice President of New Business Development for Acosta Sales and Marketing. Before becoming Executive Vice President of New Business Development, Mr. Watkins held various positions at Acosta Sales and Marketing beginning in 1983. Before joining Acosta Sales and Marketing, from 1977 to 1983, Mr. Watkins held several positions at Proctor & Gamble.

DIRECTORS' TERMS

         Members of the Board of Directors currently hold office and serve until the Company's next annual meeting of stockholders, or until their respective successors have been elected. The Board of Directors is comprised of nine directors.

COMMITTEES

         The Company currently does not have any standing committee of the Board of Directors. The Company plans to form an audit committee and a compensation or other committee to administer the 2000 Omnibus Equity Incentive Plan.

BOARD OF DIRECTORS MEETINGS

         During fiscal 2000, the Board of Directors held 7 meetings. Other than resolutions adopted at the meetings, the Board did not take any action by written consent during the last completed fiscal year. During the fiscal year each director attended every director meeting held after his election as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Except for Messrs. Mozer and Bushman, who are officers and directors of In Store Capital LLC, no interlocking relationships exist between the Company's Board of Directors or committees and the Board of Directors or committees of any other company, nor has any such interlocking relationship existed in the past.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) Beneficial Ownership Reporting Compliance Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's executive officers, directors and greater than 10% stockholders to file reports of ownership and changes in ownership of the Common Stock with the Commission. The Company is required to identify in this Proxy Statement those persons who failed timely to file these reports. Based on a review of such reports, all of the filing requirements were satisfied for 2000.

CERTAIN LEGAL PROCEEDINGS

         To the knowledge of management, during the fiscal year ended December 31, 2000,, and to the date of this Proxy, no material legal proceeding to which the Company is a party is pending nor is any known to be contemplated, and the Company knows of no legal proceedings pending or threatened, or judgements entered against a director or officer of the Company in his capacity.

EXECUTIVE OFFICERS

         The following sets information with respect to the only executive officer as of the date of this Proxy Statement that is not a director. All officers of the Company serve at the pleasure of the Company's Board of Directors until their successors are elected and qualified. Biographical information for all other executive officers can be found above in the table setting forth the directors and nominees followed by each director's biographical information.

         ROBERT L. COHEN, 39, Corporate Secretary, Vice President and Chief Financial Officer, joined the Company and was appointed to the above-mentioned offices in July 2000. From 1998 to 2000, Mr. Cohen was Vice President and Chief Financial Officer for Avanti Holdings, Inc., where among his other duties, he managed the coupon redemption operations for 131 Avanti stores. From 1994 to 1998, Mr. Cohen served as Vice President/Chief Financial Officer of Kiddie Rides USA, a manufacturer, distributor and operator of coin-operated children's amusement rides. While at Kiddie Rides USA, he was involved in all phases of the operations from manufacturing to daily financial controls of the business. From 1991 to 1994, Mr. Cohen was Director of Finance and then Vice President/Chief Financial Officer for Omnibancorp, a privately-owned bank holding company.

SIGNIFICANT EMPLOYEES

         BEVERLY B. BARR, District Manager, has over 15 years experience with coupon processing and in-store marketing systems. Ms. Barr was appointed as the Company's District Manager in October 2000. From 1996 to the time of her appointment as District Manager, Ms. Barr was a consultant to the Company. She has experience in marketing coupon clearing services for supermarkets and on coupon processing services for packaged goods manufacturers. Before joining the Company, until 1996, Ms. Barr was employed by CompuCook, Inc., which provides a recipe based, in-store coupon system to various large supermarket chains. Before joining CompuCook, Inc., since 1994, Ms. Barr served as a Senior Sales Executive for International Data, Inc. Her responsibilities included promoting and selling coupon services to grocery retailers and purchased goods manufacturers throughout the United States. From 1984 to 1994, Ms. Barr was a marketing consultant for subsidiaries of Inmar Enterprises, Inc. As marketing consultant, she was responsible for promoting and selling coupon clearing, reclamation of unsaleable retailer merchandise and related services.

         MICHAEL ADAMS, Manager Operations/Training, will manage field operations and training for the Company's electronic coupon redemption and distribution systems as they are rolled out nationwide. Mr. Adams joined the Company as Manager Operation/Training in 2001. He has over seventeen years experience in the food industry. Before joining the Company, he served as Vice President, Retail Operations for Bromar Food Brokerage in Colorado where he managed a $150 million sales division with a staff of 90 that serviced 600 retail accounts in five states. He also developed product launches for 90 manufacturers and managed the sales administration department. From 1979 to 1983, Mr. Adams was Store Manager and then District Manager for Albertson's supermarkets where he prepared sales forecasts and P&L statements, and managed union and non-union labor relations.

FAMILY RELATIONSHIPS

         No family relationships exist among the directors and executive officers.

                                   PROPOSAL 2

                    PROPOSAL TO ADOPT, APPROVE AND RATIFY THE
         IN STORE MEDIA SYSTEMS, INC. 2000 OMNIBUS EQUITY INCENTIVE PLAN


         By Unanimous Written Consent of the Board of Directors, on March 22, 2001, the Company's Board of Directors adopted and approved the Company's 2000 Omnibus Equity Incentive Plan (the "Plan"). The following summary of the principal features of the Plan is qualified in its entirety by reference to the terms and provisions of the Plan, a copy of which will be made available to any stockholder without charge upon request to Donald P. Uhl, In Store Media Systems, Inc., 15423 East Batavia Drive, Aurora, Colorado 80011.

         The Plan authorizes the issuance of options to purchase the Company's common stock and other types of awards to eligible persons, as further described below. Subject to certain annual increases, the Plan authorizes the issuance of up to six million (6,000,000) shares of the Company's common stock in the form of stock awards or upon the exercise of stock options that may be granted under the Plan at various times. If any option granted under the Plan expires or terminates for any reason without having been exercised in full, then the non-purchased shares subject to that option will once again be available for additional grants of options or awards under the Plan. The Company has not yet granted any option or award under the Plan. All outstanding options and awards of restricted stock described in this Proxy Statement were granted outside the Plan.

         The Company has not made any determination with respect to future awards under the Plan and any allocation of such awards will be made only in accordance with the provisions of the Plan. The Company believes that the granting of options is necessary to attract the highest quality personnel as well as to reward and thereby retain existing key personnel. Moreover, the attraction and retention of such personnel is essential to the continued progress of the Company, which ultimately is in the interests of the Company's stockholders.

PURPOSE

         The purpose of the Plan is to facilitate the recruitment, retention and motivation of employees and of independent contractors or consultants who are in a position to make material contributions to the Company's progress. The Plan offers a significant incentive to the employees and independent contractors or consultants of the Company by enabling such individuals to acquire the common stock of the Company, thereby increasing their proprietary interest in the growth and success of the Company.

TYPES OF AWARDS

         The Plan provides for the direct award or sale of shares of the Company's common stock and for the grant of both incentive stock options (each an "ISO") to purchase the Company's common stock, which are intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory stock options (each an "NSO") to purchase shares of Common Stock (which do not qualify for such preferential tax treatment under the Code). The Plan also provides for the award of stock appreciation rights, shares of restricted stock and stock units.

STOCK SUBJECT TO PLAN

         Subject to the below-described increases, the Plan authorizes the issuance of up to six million (6,000,000) shares of the Company's common stock in the form of restricted shares or stock awards or upon the exercise of stock options that the Company may grant under the Plan. The Plan further provides that on January 1 of each year, commencing with the year 2001, the aggregate number of options, restricted shares or other awards that may be awarded under the Plan shall automatically increase by a number that is equal to the lesser of the following amounts: (i) ten million (10,000,000) shares, or (ii) ten percent (10%) of the outstanding shares on such date or (iii) a lesser amount determined by the Board of Directors. Following the adoption of the Plan in March 2001, the Board resolved not to increase the number of shares authorized for issuance in connection with awards under the Plan until January 1, 2002. The number of shares that are subject to options or other rights outstanding at any time under the Plan may not exceed the number of shares that then remain available for issuance under the Plan. Additionally, under the Plan, the Company must at all times (during the term of the Plan) reserve and keep available sufficient shares to satisfy the requirements of the Plan.

ADMINISTRATION

         The Plan will be administered by a committee to be designated by the Board of Directors (the "Committee"), which will consist of two or more disinterested members of the Board of Directors who are not employees of the Company. Subject to the limitations set forth in the Plan, the Committee has the authority to determine, among other things, to whom options will be granted and shares will be sold, the number of shares to be issued or underlying stock options, to designate the exercise price of options granted under the Plan, the term during which an option may be exercised and the rate at which the options may be exercised and the shares may vest. The Committee also (among other things) will have full authority and discretion to interpret the Plan and apply its provisions, to adopt, amend or rescind rules, procedures and forms relating to the Plan, and to specify the provisions of the agreement relating to options and awards granted or issued under the Plan. The Plan provides that no member of the committee responsible for administering the Plan will be liable for any action that in good faith has been taken or not taken with respect to the Plan, any award or option, or any right to acquire shares of the Company's common stock under the Plan.

ELIGIBILITY

         In general, all employees, directors (including, without limitation, non-employee directors) and any independent contractor of the Company or a subsidiary of the Company are eligible to purchase shares of Common Stock and to receive awards of shares or grants of options under the Plan. Independent contractors that provide services to a parent or affiliate of the Company also may be eligible to receive awards or options under the Plan. Incentive stock options may only be granted to employees of the Company.

         Grants or awards to non-employee or outside directors of the Company (or a subsidiary of the Company) are subject to certain restrictions under the Plan. As with other non-employee participants, non-employee or outside directors only are not eligible for awards of incentive stock options. Additionally, the exercise price of any non-statutory stock option granted to an outside director under the Plan must be no less than the fair market value of the shares underlying the option on the date of grant. Also, any non-statutory stock option granted to an outside director must terminate on the earliest of (i) the tenth anniversary of the date of grant of such option or (ii) the date that is twelve
(12) months after the termination of such outside director's service to the Company (or a subsidiary) for any reason.

         No person may receive options to purchase more than six hundred thousand (600,000) shares of the Company's common stock in any fiscal year of the Company.

         At June 30, 2001, all employees of the Company (consisting of 7 employees at June 30, 2001) were eligible to be considered for stock awards and the grant of options under the Plan.

TERMS OF OPTIONS AND OF SHARES OFFERED FOR SALE

         The maximum term of each option that may be granted under the Plan is 10 years. Stock options granted under the Plan must be exercised by the optionee before the expiration of such option or such earlier date and time after termination of the optionee's employment or service as may be specified in the option.

         The exercise price under each option will be established by the Committee, subject to limitations set forth in the Plan. The Plan provides that the per share exercise price of an NSO may be not less than 85% of fair market value of one share of Common Stock on the date of grant. Additionally, the per share exercise price of an ISO may not be less than 100% (or in the case of holder of more than 10% of the outstanding stock, less than 110%) of the fair market value of one share of Common Stock on the date of grant. In general, the exercise price must be paid in full at the time of exercise. Under the Plan, the exercise price is payable in cash or, in certain circumstances, Common Stock or by promissory note. The Plan also allows an optionee to pay the exercise price by giving "exercise/sale" or "exercise/pledge" directions.

         The terms of any sale of shares of Common Stock under the Plan will be set forth in a Common Stock purchase agreement to be entered into between the Company and each purchaser. The Committee will determine the terms and conditions of such stock purchase agreements, which need not be identical. The purchase price for shares of Common Stock sold under the Plan may not be less than the par value of such shares. The purchase price may be paid, at the Committee's discretion, with a full-recourse promissory note secured by the shares, except that the par value of the shares must be paid in cash. Shares may also be awarded under the Plan as consideration for services rendered before the award, without a cash payment by the recipient.

         Options may have such terms and be exercisable in such manner and at such times as the Committee may determine. Common Stock transferred pursuant to the Plan (including shares acquired upon the exercise of certain options) may be subject to repurchase by the Company if any applicable vesting condition is not satisfied. A holder of shares transferred under the Plan has the same voting, dividend and other rights as the Company's other stockholders.

AMENDMENT AND TERMINATION

         The Plan will terminate automatically ten (10) years after its adoption by the Board of Directors and may be terminated on any earlier date designated by the Board of Directors, subject to certain limitations set forth in the Plan. The Board of Directors may amend the Plan at any time and from time to time. Except under limited circumstances (as specified under the Plan), rights and obligations under any award granted before any amendment of the Plan may not be impaired materially by such amendment, except with consent of the person to whom the award was granted. Any amendment of the Plan will be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations, or rules. No shares of Common Stock may be issued or sold under the Plan after its termination, except upon exercise of an award granted before such termination. Except under limited circumstances (as specified under the Plan), the termination of the Plan, or any amendment thereof, may not affect any share of the Company's common stock previously issued or any award previously made under the Plan.

EFFECT OF CERTAIN CORPORATE EVENTS

         In the event of a subdivision of the Company's outstanding common stock or a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of shares, a spin-off or a similar occurrence, or declaration of a dividend payable in Common Stock or, if in an amount that has a material effect on the price of the shares, in cash, the Committee will make (among other types of adjustments specified under the Plan) adjustments in the number and/or exercise price of options and/or the number of shares available under the Plan, as appropriate.

         In the event of a merger or other reorganization, outstanding options will be subject to the agreement of merger or reorganization. Such agreement will provide for the assumption of outstanding options by the surviving corporation or its parent or subsidiary, for their continuation by the Company (if the Company is the surviving corporation), for their substitution by the surviving corporation or its parent or subsidiary, for the acceleration of the exercisability (or vesting) of each option, or for the settlement of the full value of the outstanding awards in cash or cash equivalents followed by cancellation of such awards, in all cases without the optionee's (or participant's) consent.

         The Committee may determine, at the time of making any award or thereafter, that all or part of such award shall become vested and/or exercisable upon a Change in Control, as such term is defined under the Plan. If, however, the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial accounting purposes, and if such transaction in fact is so treated, then the acceleration of vesting and/or exercisability may not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting. In the case of an ISO, the acceleration of exercisability may not occur without the optionee's written consent.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS UNDER THE PLAN

         THE FOLLOWING GENERAL DESCRIPTION OF TAX CONSEQUENCES IS BASED ON FEDERAL TAX LAWS AND REGULATIONS AND DOES NOT PURPORT TO BE A COMPLETE DESCRIBED OF THE FEDERAL INCOME TAX ASPECTS OF THE PLAN.

         Neither the optionee nor the Company will incur federal tax consequences (if any) as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of Common Stock on the date of exercise; the Company will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an NSO. The Company will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

REQUIRED VOTE

         Approval of the Plan requires the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL AND RATIFICATION OF THE COMPANY'S 2000 OMNIBUS EQUITY INCENTIVE PLAN.



                                   PROPOSAL 3

              GRANT OF RESTRICTED STOCK AWARDS TO OUTSIDE DIRECTORS

         In January 2001, the Company's Board of Directors approved the sale and issuance to the Company's non-employee directors (the "Outside Directors") an aggregate of 400,000 shares of the Company's restricted common stock in the form of restricted stock awards under the Plan. The resolution authorizes the sale and issuance to each of the Outside Directors of 25,000 shares of the Company's restricted common stock for each year of service provided to the Company by such director, at a price of $0.25 per share. SEE "Certain Relationships and Related Transactions." If approved, each director will issue to the Company a promissory note as consideration for the underlying shares. The Company will acquire security interests in the shares to secure the obligations under the promissory notes. This resolution is subject to the approval of the Company's stockholders.

         The following table lists the designated recipients of the above-described restricted stock awards:

          NAME                                  NUMBER OF SHARES
          ----                                  ----------------
          Ron Anderegg                                25,000
          Frank J. Pirri                             125,000
          Ray Solomon                                 25,000
          Mike Mozer                                  25,000
          Joel Monsky                                175,000
          George Sattler                              25,000

         [Each recipient of the above-described restricted stock awards will be required to sign and deliver to the Company a Restricted Stock Purchase Agreement, under which the Company will be entitled to repurchase the shares of restricted common stock acquired under such agreement upon the termination of the purchaser's status as a key contributor to the Company.]

REQUIRED VOTE

         Ratification and approval will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Board of Directors will review its future selection of the Company's independent auditors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE GRANT OF RESTRICTED STOCK AWARDS TO THE OUTSIDE DIRECTORS.

                                   PROPOSAL 4

                      RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors has appointed the firm of Causey Demgen & Moore Inc. ("Causey Demgen & Moore"), as the Company's independent auditors for the fiscal year ending December 31, 2001, subject to ratification by the stockholders. The firm of Causey Demgen & Moore has audited the Company's financial statements for the year ended December 31, 1996 through the present. Representatives of Causey Demgen & Moore are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

         AUDIT FEES. The aggregate fees billed by Causey Demgen & Moore for professional services rendered for the audit of the Company's annual financial statements and reviews of the Company's quarterly financial statements for fiscal year 2000 and the reviews of the financial statements included in the Company's Form 10-K was $40,740.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no fees billed for professional services rendered for information technology services related to financial information systems design and implementation by Causey Demgen & Moore for fiscal year 2000.

         ALL OTHER FEES. The aggregate fees billed for services rendered by Causey Demgen & Moore other than for the services described above for fiscal year 2000 was $5,195. Included in this amount are fees for consultation on various accounting standards and transactions. The Board of Directors considered whether the provision of the services other than the audit services is compatible with maintaining independence.

                  REQUIRED VOTE

         Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Board of Directors will review its future selection of the Company's independent auditors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF CAUSEY DEMGEN & MOORE INC., AS THE COMPANY'S INDEPENDENT AUDITORS.

                STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING


         Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting must be received by the Secretary of the Company no later than December 31, 2001 in order that they may be included in the Company's proxy statement and form of proxy relating to that meeting.

         A stockholder proposal not included in the Company's proxy statement for the 2002 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of applicable law and the Company's Articles of Incorporation and Bylaws.

                                  OTHER MATTERS


         OTHER MATTERS. The Company knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

         PROXY SOLICITATION. The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees who will receive no additional compensation for their services may solicit proxies by telephone, telegraph or personal interview. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

                                              By Order of the Board of Directors


                                              /s/ Donald P. Uhl
                                              Donald P. Uhl
                                              President and CEO

September 27, 2001

                          IN STORE MEDIA SYSTEMS, INC.
                               Common Stock Proxy


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Donald P. Uhl and Robert Cohen as proxies (each with the power to appoint his substitute and with power to act alone) of the undersigned to vote all the shares of Common Stock of In Store Media Systems, Inc. (the "Company"), which the undersigned would be entitled to vote as designated on the reverse side of the Annual Meeting of Stockholders of the Company, to be held on October 24, 2001, and any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

         IF YOU FAIL TO PROVIDE AUTHORIZATION AND DIRECTION THIS PROXY WILL BE VOTED IN THE SAME PROPORTION AS SHARES OF COMMON STOCK FOR WHICH THE TRUSTEE DID RECEIVE DIRECTIONS FOR PROPOSALS 1, 2, 3 AND 4.



In Store Media Systems, Inc.
15423 E. Batavia Drive
Aurora, CO  80011



(Continued, and to be dated and signed, on the other side)



                          PLEASE DETACH PROXY CARD HERE

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE: [X] IN BLUE OR BLACK INK.

1. To elect nine (9) Directors to serve as such until the next Annual Meeting of Stockholders and until their successors are elected and qualified


For all nominees                            WITHHOLD AUTHORITY
listed below          [ ]                   for all nominees listed        [ ]

Nominees: Donald P. Uhl, Thomas F. Carroll, Ron Anderegg, Frank J. Pirri, Ray Solomon, Mike Mozer, George Sattler, Derrick Bushman and John Watkins (INSTRUCTIONS: To withhold authority to vote for any individual, write that Nominee's name on the line below).

================================================================================

2.  To consider and vote on a proposal to adopt     FOR       AGAINST    ABSTAIN
and approve the Company's 2000 Omnibus Equity       [ ]         [ ]         [ ]
Incentive Plan (the "Plan") which authorizes the issuance of up to 6,000,000 shares of the Company's common stock in the form of stock awards of upon the exercise of options that previously were granted or that may be granted under the Plan at various times.

3.  To consider and vote on a proposal to           FOR       AGAINST    ABSTAIN
ratify and approve a resolution to issue to the     [ ]         [ ]         [ ]
Company's non-employee directors an aggregate of 400,000 shares of the Company's common stock
(based on 25,000 shares for each year of service provided to the Company by each such director) in the form of stock awards under the Plan, at a price of $0.25 per share and under such other terms and conditions as approved by the Board of Directors and as described in this Proxy Statement.

4.  To ratify the appointment of Causey             FOR       AGAINST    ABSTAIN
Demgen & Moore Inc., as the Company's               [ ]         [ ]         [ ]
independent auditors

5.  In their discretion the proxies are             FOR       AGAINST    ABSTAIN
authorized to vote upon such other business as      [ ]         [ ]         [ ]
may properly come before the meeting.

Please sign exactly as name (s) appear on this proxy. If signing for estates, trusts or corporations, your title and capacity should be stated. If shares are held jointly, each holder should sign.



                                                        Dated:
----------------------------------------                       -----------------
         Signature

----------------------------------------
         Signature if held jointly

PLEASE MAKE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                               Please detach here
                 Your Must Detach This Portion of the Proxy Card
                  Before Returning It in the Enclosed Envelope



                                      -2-